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                                                                   EXHIBIT 99.10

                                   HYNEX LTD.
                                (THE "COMPANY")
                      2000 KEY EMPLOYEE STOCK OPTION PLAN


1. ESTABLISHMENT AND PURPOSE

This document comprises the 2000 HyNEX Ltd. Key Employee Stock Option Plan (the "Plan"). The Plan is intended to promote the interests of the Company and its shareholders by providing officers and other employees of the Company (including directors of the Company who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company. The Plan provides a means whereby eligible individuals (as set forth in Section 5 below) may acquire ordinary shares of the Company, par value NIS 0.01 each, pursuant to the exercise of options granted under the Plan (the "Options").

2. DEFINITIONS

As used in the Plan, the following definitions shall apply to the terms indicated below:

a. "Cause," when used in connection with the termination of a Participant's employment by the Company, shall mean (i) the failure by the Participant to perform his duties in a satisfactory manner (including the duty of care and the fiduciary duty, as set forth in the Companies Ordinance) and obligations to the Company (other than any such failure resulting from Disability as hereinafter defined) or (ii) the engaging by the Participant in misconduct which is injurious to the Company.

b. "Company" shall mean HyNEX Ltd., a company incorporated under the laws of Israel, and any reference hereafter to the Company shall apply to its appropriate authorized corporate organs.

c. "Company Stock" shall mean the ordinary shares of the Company, NIS 0.01 par value each.



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d.      "Companies Ordinance" shall mean the Companies Ordinance [New Version],
        1983, of the State of Israel as shall be in effect from time to time, or such other law concerning stock companies which shall replace the Companies Ordinance and govern the activities of the Company.

e. "Designated Beneficiary" of a Participant, shall mean the beneficiary designated by such Participant or deemed as such Participant's Designated Beneficiary pursuant to Section 21 hereof.

f. "Disability" shall mean any physical or mental condition that would render the Participant unable to work according to the determination of the Israel National Insurance Institute.

g. "Grant Date" shall mean the effective date of the grant of an Option by the Company, subject to Section 9(a) below.

h. "Grant Instrument" shall have the meaning set forth in Section 6(b) below.

i. "IPO" shall mean an initial public offering of all of part of the Company Stock.

j. "Option" shall mean an option to purchase shares of the Company Stock granted pursuant to this Plan.

k.      "Option Exercise Price" shall have the meaning set forth in Section 7.a.
        below.

l. "Option Exercise Period" shall mean with respect to a vested Option, the period commencing on the second anniversary of the Grant Date, and expiring on the 8th anniversary of the Grant Date.

m. "Participant" shall mean an employee of the Company to whom an Option is granted pursuant to the Plan, and, upon the Participant's death, the Participant's successors, heirs, executors and administrators, as the case may be.

n. "Plan" shall mean this HyNEX Ltd. 2000 Key Employee Stock Option Plan, as amended from time to time.



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o.      "Trustee" shall have the meaning set forth in Section 9 hereof.

p.      "Vesting Date" shall have the meaning set forth in Section 7 hereof.

3. SHARES SUBJECT TO THE PLAN

a.      Shares Available for Options

        The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 1,841,131 ordinary shares (subject to adjustment as provided herein). Subject to Section 4 below, if an Option is surrendered (except surrender for exercise into shares of Company Stock) or for any other reason ceases to be exercisable in whole or in part, the shares of Company Stock which were subject to such Option but as to which the Option had not been exercised shall continue to be available under the Plan for allocation by the Company to existing or future Participants.

b.      Adjustment for Change in Capitalization

        Upon the occurrence of any Company Stock split, issue of bonus shares, reverse Company Stock split, recapitalization or rights offering or other substantially similar corporate transaction or event, the Company shall make any and all equitable changes or adjustments necessary and appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, to any or all of (i) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Options, and (ii) the exercise price relating to any Option.

4. ADMINISTRATION OF THE PLAN; AMENDMENT OR TERMINATION OF THE PLAN

a. The Plan shall be administered by the Board of Directors of the Company (the "Board"), or any committee appointed by the Board for that purpose (the "Committee"). The Company shall have the authority in its sole discretion, subject and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan as necessary and advisable in the administration of the Plan, including, without limitation, to determine the number


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        of shares of Company Stock to which an Option may relate and the terms, conditions and restrictions thereof; to determine whether, to what extent, and under what circumstances, an Option may be settled, canceled, forfeited, exchanged or surrendered; to construe and interpret the Plan and any Option; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine which eligible employees (as set forth in Section 5 below) shall be granted Options under the Plan; to determine the terms and provisions of any Grant Instrument; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

b. The Company may, in its sole and absolute discretion, without amendment to the Plan, accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of the Plan provisions respecting exercise after termination of employment, or otherwise adjust any of the terms of such Option.

c. The Company may, at any time in its sole and absolute discretion, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that no amendment, construction, interpretation or other determination by the Company under the Plan, or any other action or inaction by the Company of any kind whatsoever, shall adversely affect a Participant's right under any outstanding Option without the consent of such Participant.

d. All decisions, determinations, and interpretations of the Company shall be conclusive and binding on all Participants. No members of the Board or of the Committee shall be liable for any act or omission in connection with the administration of the Plan, unless such act or omission resulted from a member's willful misconduct.

e. Notwithstanding anything to the contrary in this Section, any amendment of the Plan will be subject to the approvals of the Company's corporate organs required under any applicable law.



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5. ELIGIBILITY

Individuals who shall be eligible to have granted to them, or on their behalf, subject to Section 4(b) above, the Options provided for by the Plan shall be such employees (including members of the Board who are employees) of the Company whose employment with the Company commenced prior to April 1, 1999, as the Company, in its discretion, shall designate from time to time. All grants of Options to Office Holders -- as such term is defined in the Companies Ordinance -- of the Company shall be authorized and implemented only in accordance with the provisions of the Companies Ordinance, as in effect from time to time.

6. OPTIONS UNDER THE PLAN; GRANT INSTRUMENT

a. The Options hereunder shall be granted to eligible employees of the Company as determined by the Company. The Grant Date of an Option shall be the date specified by the Committee in its determination relating to the award of such Option, subject to Section 9(a) below.

b. Each Option granted under the Plan shall be evidenced by a written instrument signed by the Company and accepted by the Participant which shall contain such provisions as the Company, in its sole discretion, may deem necessary or desirable (the "Grant Instrument"). By accepting an Option, a Participant shall thereby agree that the Option shall be subject to all the terms and provisions of this Plan and the applicable Grant Instrument.

7. OPTIONS

a.      Exercise Price

        Each Grant Instrument with respect to an Option shall set forth the amount which will be paid by the Participant to the Company for each share of Company Stock upon exercise of the Option (the "Option Exercise Price"). The Option Exercise Price shall be as determined by the Company in its sole and absolute discretion in accordance with applicable law, but no less than the par value of the shares of Company Stock.



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b. Term and Exercise of Option

1. The Grant Instrument with respect to an Option shall set forth the dates upon which the Option will vest (the "Vesting Dates"), which may be one of the following two alternatives, as determined by the Company in its sole and absolute discretion:

        (i) One-half of such Options will vest eighteen months following the Grant Date; one-quarter will vest on thirty months following the Grant Date; and the remaining Options will vest forty-two months following the Grant Date.

        (ii) One-half of such Options will vest on the second anniversary of the Grant Date; one-quarter will vest on the third anniversary of the Grant Date; and the remaining Options will vest on the fourth anniversary of the Grant Date.

Each Option shall expire on the termination of the Option Exercise Period.

2. Subject to the vesting provision of Section 7.b.1. above, each Option may be exercised at any time during the Option Exercise Period. An Option may be exercised for all or any portion of the shares of Company Stock in relation to which it is exercisable at the time of such exercise. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining unexercised portion thereof.

3. An Option shall be exercised through the Trustee, as provided in Section 9 below, by delivering notice to the Company's principal office, to the attention of its Company Secretary, no less than one business day in advance of the date of the proposed exercise. Such notice shall be accompanied by the applicable Grant Instrument, shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the date of the proposed exercise, and shall be signed by the Participant or other person then having the right to exercise



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                the Option. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the date of such exercise by either or both of the following means: (i) cash, by certified cheque, bank cashier's cheque or wire transfer; or
                (ii) subject to the approval of the Company, by such other provision as the Company may from time to time authorize.

        4. Subject to any other applicable provisions of this Plan, certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the date on which the Option is exercised.

c. Issuance of Shares

        Issuance of shares of Company Stock upon the exercise of an Option shall be subject to the Participant signing a power-of-attorney appointing the directors of the Company, or any one of the directors of the Company as may be determined from time to time by the Company's board of directors, to act as the Participant's representative and proxy in connection with his shareholdings in the Company, in the form attached to the Grant Instrument.

        8. TERMINATION OF EMPLOYMENT

a. In the event that the employment of a Participant with the Company shall be terminated by such Participant voluntarily for any reason other than
        Disability: (i) Options granted to such Participant, to the extent vested at the time of such termination of employment, shall remain exercisable for a period of 90 days following the date of such termination of employment and shall expire at the close of business on the 90th day after the date of such termination of employment, and (ii) Options granted to such Participant, to the extent that they were not vested at the time of such termination of employment, shall expire at the close of business on the date of such termination of employment. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.



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b.      In the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death or in the circumstances provided in paragraph 1 above: (i) Options granted to such Participant, to the extent vested at the time of such termination of employment, shall remain exercisable for the remainder of the original eight-year term of the Option, and (ii) Options granted to such Participant, to the extent that they were not vested at the time of such termination of employment, shall expire at the close of business on the date of such termination of employment; provided, however, that should such termination of employment occur in anticipation of a Change in Control or within two years of the occurrence of a Change in Control, then the Options granted to such Participant, to the extent that they were not vested at the time of such termination of employment, shall vest on their Vesting Dates as if the Participant had continued in employment. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

c. In the event that the employment of a Participant with the Company shall terminate by reason of the Disability or death of the Participant: (i) Options granted to such Participant, to the extent vested at the time of such termination, shall remain exercisable for the remainder of the original eight-year term of the Option, and (ii) Options granted to such Participant, to the extent that they were not vested at the time of such termination of employment, shall expire at the close of business on the date of such termination; provided, however, that a pro rata portion of the Options that would have vested on the next Vesting Date (but for such termination of employment) shall vest and become exercisable on the date of such termination of employment and shall be treated as all other Options exercisable on such date (as set forth in clause (i) above). Such pro rata portion shall be determined by multiplying the number of Options scheduled to vest on the next Vesting Date by a fraction, the numerator of which is the number of full and partial months which the Participant has been employed with the Company since the most recent Vesting Date (or, if less than two years has elapsed since the Grant Date, since the Grant Date), and the denominator of which is twelve (or, if less than two years has elapsed since the Grant Date, twenty-four).



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d.      In the event that the employment of a Participant with the Company shall be terminated for Cause: (i) all outstanding Options granted to such Participant which are then vested shall expire at the close of business on the third business day after the date on which the notice of termination of employment was given to such Participant, and (ii) all outstanding Options granted to such Participant, to the extent that they were not vested at the time of the giving of such notice of termination of employment, shall expire on the close of business on the date of such termination of employment. The determination by the Company that a termination of employment is for Cause shall be final and conclusive for all purposes of this Plan.

9. TRUST ARRANGEMENTS

a. The Company shall appoint a trustee (the "Trustee"), who will hold the outstanding Options in trust on behalf of each Participant, and will exercise them (or a portion thereof) in accordance with written instructions given to it by the Participant, subject to the provisions of Section 102 of the Income Tax Ordinance. Notwithstanding anything herein to the contrary, the Grant Date of Options shall not be earlier than the date at which the Trustee was approved by the Israeli Commissioner of Income Tax.

b. The Trustee will also receive and hold shares issued to him in trust for a Participant, in accordance with the Option. He will transfer the Options or any shares received and held by him to the Participant as aforesaid upon receipt of a written request to do so by the Participant, subject to the provisions of Section 102 of the Income Tax Ordinance.

c. The Trustee will act in every way necessary to comply with the provisions of Section 102 of the Income Tax Ordinance and any regulations promulgated in accordance with it.

10. RIGHTS AS A SHAREHOLDER

No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Option until the date of issuance of a stock certificate with respect to such shares.



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11. NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO OPTION

Nothing contained in the Plan or any Grant Instrument shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Option hereunder except in accordance with the express terms of a Grant Instrument issued to such person.

12. TAX MATTERS

a. The Plan shall be governed by Section 102 of the Income Tax Ordinance, 1961, and shall conform with and be interpreted so as to comply with the requirements of such Section.

b. All tax consequences under any applicable law which may arise from the grant of an Option, from the exercise thereof, from the sale of the Company Stock by the Participant or form any other act of the Company or such Participant in connection with any of the foregoing shall be borne solely by such Participant, and such Participant shall indemnify the Company, and hold it harmless, against and from any liability for any such tax or any penalty, interest or indexation thereon or thereof.

13. WITHHOLDING TAXES

Whenever cash is to be paid pursuant to an Option, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any applicable withholding tax requirements related thereto.

14. TRANSFERS UPON DEATH; NON-ASSIGNABILITY

a. Neither any Option granted pursuant to this Plan, nor any interest therein, may be transferred in any manner or assigned by the Participant other than upon the Participant's death or legal incapacity to a Designated Beneficiary.



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b.      Upon the death of a Participant, outstanding Options granted to such
        Participant may be exercised only by (i) the Designated Beneficiary designated by such Participant pursuant to Section 21 hereof, or (ii) if such Participant did not designate a beneficiary, to the person deemed as such Participant's Designated Beneficiary pursuant to Section 21 hereof or to a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy, certified by a notary, of the relevant provision of the will relating to the bequest of the Option and/or such other evidence as the Company may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to pay the Option Exercise Price upon exercise of the Option, if any, and otherwise follow the exercise procedures set forth herein and in the relevant Grant Instrument.

15. EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with the exercise of any Option will be used for general corporate purposes.

16. FAILURE TO COMPLY

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or a Designated Beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Grant Instrument, unless such failure is remedied by such a Participant (or Designated Beneficiary) within ten days after notice of such failure by the Company shall be grounds for the cancellation and forfeiture of such Option, in whole or in part, as the Company, in its absolute discretion, may determine.

17. EFFECTIVE DATE, REQUIRED APPROVALS

The Plan becomes effective when the Company shall have obtained all the necessary approvals required under applicable law.



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18. APPLICABLE LAW

The Plan will be governed by, and construed and administered in accordance with the laws of the State of Israel.

19. TREATMENT OF PARTICIPANTS

There is no obligation for uniformity of treatment of Participants.

20. NO FRACTIONAL SHARES

No fractional shares of the Company Stock shall be issued or delivered pursuant to the Plan. The Company shall determine whether cash, other Option or other property shall be paid, issued or transferred in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21. DESIGNATION OF A BENEFICIARY

A Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no Designated Beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's Designated Beneficiary.



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